LIST OF SUBSIDIARIES                    Exhibit 21
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1.       The Company holds 100% of the outstanding capital stock of:
                  Continental Homes, Inc. ("CHI") (Delaware)
                  KDB Homes, Inc. (Delaware)
                  L&W Investments, Inc. (California)
                  Continental Ranch, Inc. (Delaware)
                  Continental Homes of Texas, Inc. (Texas)
                  Miltex Management, Inc. ("MMI") (Texas)
                  Milburn Investments, Inc. ("MII") (Texas)
                  Heftler Realty Co. (Florida)
                  CH Texas of Dallas, Inc. (Delaware)

2.       CHI holds 100% of the outstanding capital stock of:
                  CH Mortgage Company ("CHMC") (Colorado)
                  CHI Construction Company (Arizona)

3.       CHI is a 55% joint venture partner of:
                  Surprise Village North L.L.C.
                  Continental Traditions L.L.C.

4.       CHMC holds 100% of the outstanding capital stock of:
                  CHI Finance Corp. (Arizona)

5.       MMI holds 1% of the partnership interest of:
                  Miltex Mortgage of Texas Limited Partnership

6.       MII holds 99% of the partnership interest of:
                  Miltex Mortgage of Texas Limited Partnership

7.       MII holds 100% of the outstanding capital stock of:
                  Travis County Title Company (Texas)
                  Acheter, Inc. ("Acheter") (Texas)
                  R.O.S. Corporation (Texas)
                  CHTEX of Austin, Inc. ("CHTEX/Austin") (Delaware)
                  CH Investments of Texas II, Inc. ("CH Investments II") (Delaware)

8.       Acheter holds 100% of the outstanding capital stock of:
                  Settlement Corporation (Texas)

9.       Continental Homes of Texas, Inc. holds 100% of the outstanding capital stock of:
                  CHTEX of San Antonio, Inc. ("CHTEX/SA") (Delaware)
                  CH Investments of Texas III, Inc. ("CH Investments III") (Delaware)

10.      CH Texas of Dallas, Inc. holds 100% of the outstanding capital stock of:
                  CHTEX of Dallas, Inc. ("CHTEX/Dallas") (Delaware)
                  CH Investments of Texas, Inc. ("CH Investments") (Delaware)

11.      Continental Homes of Dallas, L.P. (Texas) is a limited partnership comprised of:
                  CHTEX/Dallas (1% g.p.) and
                  CH Investments (99% l.p.)

12.      Continental Homes of Austin, L.P. (Texas) is a limited partnership comprised of:
                  CHTEX/Austin (1% g.p.) and
                  CH Investments II (99% l.p.)

13.      Continental Homes of San Antonio, L.P. (Texas) is a limited partnership comprised of:
                  CHTEX/SA (1% g.p.) and
                  CH Investments III (99% l.p.)
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